UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2015

INTERNATIONAL METALS STREAMING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12303 Airport Way, Suite 200 Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 327-1497

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2015, the registrant’s board of directors concluded that the registrant’s financial statements for the period ended September 30, 2013 (the “Financial Statements”) included with the registrant’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2013 (the “Quarterly Report”), included accounting errors and should no longer be relied upon. Specifically, subsequent to the filing on November 19, 2013 of the Quarterly Report, the registrant reviewed its accounting methodology relating to $2.0 million in proceeds in connection with the sales of 468,823 shares of its common stock (the “Shares”). Although such proceeds were held in a trust account maintained by the registrant’s counsel since July 2013, the registrant determined that the sales of the Shares did not close as the Shares were not issued then or during the period covered by the Financial Statements, and as such excluded the proceeds from the Financial Statements. When the Shares were subsequently issued in December 2013, the registrant included such proceeds in the financial statements for the period ended December 31, 2013. The registrant’s board of directors has now concluded that the proceeds from the sales of the Shares should have been included in the Financial Statements. In addition, the Company did not properly reflect in the Financial Statements the effect of discontinued operations and a loss on the cancellation of common stock was not properly recorded.

The registrant’s board of directors has discussed the foregoing matter with RBSM LLP, its independent registered public accounting firm. The registrant intends to disclose the restatement as it pertains to the Financial Statements in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL METALS STREAMING CORP.
Date: March 30, 2015	(Registrant)

	By:	/s/ Michael Hlavsa
Michael Hlavsa
Chief Executive Officer